Exhibit 99.2

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31, 2025	September 30, 2024
	(dollars in thousands)
ASSETS
Cash and due from banks	$26,553	$38,683
Interest-bearing deposits with other institutions	2,999	9,897
Total cash and cash equivalents	29,552	48,580

Investment securities available for sale, at fair value (net of allowance for credit losses of $0)	209,937	215,869
Investment securities held to maturity, at amortized cost (net of allowance for credit losses of $0)	44,997	47,378
Loans receivable (net of allowance for credit losses of $14,950 and $15,306)	1,757,056	1,744,284
Regulatory stock, at cost	15,506	18,750
Premises and equipment, net	11,296	11,253
Bank-owned life insurance	40,020	39,571
Foreclosed real estate	3,667	3,195
Goodwill	13,801	13,801
Deferred income taxes	4,562	3,889
Derivative and hedging assets	7,586	8,203
Other assets	29,644	32,944

TOTAL ASSETS	$2,167,624	$2,187,717

LIABILITIES
Deposits	$1,689,754	$1,629,051
Short-term borrowings	200,739	280,000
Other borrowings	—	10,000
Advances by borrowers for taxes and insurance	13,242	6,870
Derivative and hedging liabilities	7,126	9,183
Other liabilities	20,277	22,192

TOTAL LIABILITIES	1,931,138	1,957,296

STOCKHOLDERS’ EQUITY
Preferred stock ($0.01 par value; 10,000,000 shares authorized, none issued)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized, 18,133,095 issued; 10,154,664 and 10,123,708 outstanding at March 31, 2025 and September 30, 2024, respectively)	181	181
Additional paid in capital	183,278	183,073
Unallocated common stock held by the Employee Stock Ownership Plan (ESOP)	(5,327)	(5,557)
Retained earnings	167,241	163,473
Treasury stock, at cost; 7,978,431 and 8,009,387 shares outstanding at March 31, 2025 and September 30, 2024, respectively	(103,826)	(104,184)
Accumulated other comprehensive loss	(5,061)	(6,565)

TOTAL STOCKHOLDERS’ EQUITY	236,486	230,421

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,167,624	$2,187,717

See accompanying notes to the unaudited consolidated financial statements.

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2025	2024	2025	2024
	(dollars in thousands, except per share data)		(dollars in thousands, except per share data)
INTEREST INCOME
Loans receivable, including fees	$22,520	$21,724	$45,513	$43,138
Investment securities:
Taxable	2,438	2,750	4,948	6,637
Exempt from federal income tax	7	10	18	21
Other investment income	667	1,166	1,525	1,944

Total interest income	25,632	25,650	52,004	51,740

INTEREST EXPENSE
Deposits	9,813	7,590	20,142	16,052
Short-term borrowings	1,530	3,064	3,285	5,720
Other borrowings	79	142	223	250

Total interest expense	11,422	10,796	23,650	22,022

NET INTEREST INCOME	14,210	14,854	28,354	29,718
Release of credit losses	(42)	(496)	(649)	(893)

NET INTEREST INCOME AFTER RELEASE OF CREDIT LOSSES	14,252	15,350	29,003	30,611

NONINTEREST INCOME
Service fees on deposit accounts	665	674	1,380	1,370
Services charges and fees on loans	329	295	609	625
Loan swap fees	33	74	132	74
Unrealized loss on equity securities, net	(1)	(2)	—	(5)
Trust and investment fees	435	418	910	811
Gain on sale of loans, net	98	58	158	176
Earnings on bank-owned life insurance	220	220	454	432
Insurance commissions	125	134	245	262
Other	113	133	187	220

Total noninterest income	2,017	2,004	4,075	3,965

NONINTEREST EXPENSE
Compensation and employee benefits	6,880	6,673	14,080	13,419
Occupancy and equipment	1,215	1,228	2,403	2,457
Professional fees	1,133	1,039	2,096	2,064
Data processing	1,432	1,360	2,900	2,702
Advertising	168	239	272	375
Federal Deposit Insurance Corporation (FDIC) premiums	398	475	755	855
Foreclosed real estate	—	—	—	101
Merger-related costs	1,044	—	1,044	—
Amortization of intangible assets	—	44	—	91
Other	537	656	1,191	1,507

Total noninterest expense	12,807	11,714	24,741	23,571

Income before income taxes	3,462	5,640	8,337	11,005
Income taxes	727	1,078	1,646	2,106

NET INCOME	$2,735	$4,562	$6,691	$8,899

Earnings per share
Basic	$0.29	$0.48	$0.70	$0.93
Diluted	$0.29	$0.48	$0.70	$0.93
Dividends per share	$0.15	$0.15	$0.30	$0.30

See accompanying notes to the unaudited consolidated financial statements.

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2025	2024	2025	2024
	(dollars in thousands)
Net income	$2,735	$4,562	$6,691	$8,899
Other comprehensive income (loss)
Investment securities available for sale:
Unrealized holding gains (losses)	3,739	(1,332)	467	6,553
Tax effect	(785)	280	(98)	(1,376)

Net of tax amount	2,954	(1,052)	369	5,177
Derivative and hedging activities adjustments:
Changes in unrealized holding (losses) gains on derivatives included in net income	(1,724)	3,005	3,918	260
Tax effect	362	(634)	(825)	(55)
Reclassification adjustment for losses on derivatives included in net income	(1,089)	(2,368)	(2,478)	(4,718)
Tax effect	228	497	520	991

Net of tax amount	(2,223)	500	1,135	(3,522)

Total other comprehensive income (loss)	731	(552)	1,504	1,655

Comprehensive income	$3,466	$4,010	$8,195	$10,554

See accompanying notes to the unaudited consolidated financial statements.

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Common Stock		Additional Paid In Capital	Unallocated Common Stock Held by the ESOP	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Number of
	Shares	Amount
	(dollars in thousands except share data)
Balance, September 30, 2023	10,394,689	$181	$182,681	$(6,009)	$151,856	$(99,508)	$(9,493)	$219,708
Net income					8,899			8,899
Other comprehensive income							1,655	1,655
Cash dividends declared ($0.30 per share)					(2,951)			(2,951)
Cumulative effect of adoption of ASU 2016-13					530			530
Stock based compensation			385					385
Allocation of ESOP stock			151	226				377
Allocation of treasury shares to incentive plan	40,441		(521)			521		—
Purchase of treasury stock	(303,609)					(5,063)		(5,063)

Balance, March 31, 2024	10,131,521	$181	$182,696	$(5,783)	$158,334	$(104,050)	$(7,838)	$223,540

	Common Stock		Additional Paid In Capital	Unallocated Common Stock Held by the ESOP	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Number of
	Shares	Amount
	(dollars in thousands except share data)
Balance, September 30, 2024	10,123,708	$181	$183,073	$(5,557)	$163,473	$(104,184)	$(6,565)	$230,421
Net income					6,691			6,691
Other comprehensive income							1,504	1,504
Cash dividends declared ($0.30 per share)					(2,923)			(2,923)
Stock based compensation			387					387
Allocation of ESOP stock			223	230				453
Allocation of treasury shares to incentive plan	30,956		(405)			358		(47)

Balance, March 31, 2025	10,154,664	$181	$183,278	$(5,327)	$167,241	$(103,826)	$(5,061)	$236,486

See accompanying notes to the unaudited consolidated financial statements.

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Common Stock		Additional Paid In Capital	Unallocated Common Stock Held by the ESOP	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Number of
	Shares	Amount
	(dollars in thousands except share data)
Balance, December 31, 2023	10,131,521	$181	$182,528	$(5,896)	$155,247	$(104,050)	$(7,286)	$220,724
Net income					4,562			4,562
Other comprehensive loss							(552)	(552)
Cash dividends declared ($0.15 per share)					(1,475)			(1,475)
Stock based compensation			92					92
Allocation of ESOP stock			76	113				189

Balance, March 31, 2024	10,131,521	$181	$182,696	$(5,783)	$158,334	$(104,050)	$(7,838)	$223,540

	Common Stock		Additional Paid In Capital	Unallocated Common Stock Held by the ESOP	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Number of
	Shares	Amount
	(dollars in thousands except share data)
Balance, December 31, 2024	10,154,664	$181	$183,071	$(5,443)	$165,948	$(103,782)	$(5,792)	$234,183
Net income					2,735			2,735
Other comprehensive income							731	731
Cash dividends declared ($0.15 per share)					(1,442)			(1,442)
Stock based compensation			93					93
Allocation of ESOP stock			114	116				230
Allocation of treasury shares to incentive plan						(44)		(44)

Balance, March 31, 2025	10,154,664	$181	$183,278	$(5,327)	$167,241	$(103,826)	$(5,061)	$236,486

See accompanying notes to the unaudited consolidated financial statements.

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended March 31,
	2025	2024
	(dollars in thousands)
OPERATING ACTIVITIES
Net income	$6,691	$8,899
Adjustments to reconcile net income to net cash provided by operating activities:
Release of credit losses	(649)	(893)
Provision for depreciation and amortization	504	562
Amortization of discounts and premiums, net	(246)	(2,021)
Unrealized loss on equity securities	—	5
Gain on sale of loans, net	(158)	(176)
Origination of residential real estate loans for sale	(6,865)	(8,991)
Proceeds on sale of residential real estate loans	7,023	8,668
Compensation expense on ESOP	453	377
Amortization of right-of-use asset	385	449
Stock based compensation	387	385
Decrease (increase) in accrued interest receivable	429	(613)
(Decrease) increase in accrued interest payable	(820)	869
Earnings on bank-owned life insurance	(454)	(432)
Deferred federal income taxes	(1,073)	356
Decrease in accrued pension	(329)	(179)
Loss on foreclosed real estate, net	—	101
Amortization of intangible assets	—	91
Other, net	1,620	(501)

Net cash provided by operating activities	6,898	6,956

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from principal repayments and maturities	13,544	161,093
Purchases	(7,102)	(34,016)
Investment securities held to maturity:
Proceeds from principal repayments and maturities	2,349	2,307
Increase in loans receivable, net	(12,360)	(25,888)
Redemption of regulatory stock	13,076	10,530
Purchase of regulatory stock	(9,832)	(14,133)
Proceeds from sale of foreclosed real estate	—	15
Disposal of premises, equipment and software, net	(492)	153

Net cash (used for) provided by investing activities	(817)	100,061

FINANCING ACTIVITIES
Increase (decrease) in deposits, net	60,703	(214,711)
Net (decrease) increase in short-term borrowings	(79,261)	93,265
Proceeds from other borrowings	—	10,000
Repayment of other borrowings	(10,000)	—
Purchase of common stock	—	(5,063)
Increase in advances by borrowers for taxes and insurance	6,372	6,230
Dividends on common stock	(2,923)	(2,951)

Net cash used for financing activities	(25,109)	(113,230)

Decrease in cash and cash equivalents	(19,028)	(6,213)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	48,580	85,402

CASH AND CASH EQUIVALENTS AT END OF YEAR	$29,552	$79,189

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash Paid:
Interest	$24,470	$21,154
Income taxes	850	2,310
Noncash items:
Transfers from loans to foreclosed real estate	472	—
Unrealized holding gains	467	6,553

See accompanying notes to the unaudited consolidated financial statements.

ESSA BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(unaudited)

1.	Nature of Operations and Basis of Presentation

The consolidated financial statements include the accounts of ESSA Bancorp, Inc. (the “Company”), its wholly owned subsidiary, ESSA Bank & Trust (the “Bank”), and the Bank’s wholly owned subsidiaries, ESSACOR Inc.; Pocono Investments Company; ESSA Advisory Services, LLC; Integrated Financial Corporation; and Integrated Abstract Incorporated, a wholly owned subsidiary of Integrated Financial Corporation. The primary purpose of the Company is to act as a holding company for the Bank. The Bank’s primary business consists of the taking of deposits and granting of loans to customers generally in Monroe, Northampton, Lehigh, Delaware, Chester, Montgomery, Lackawanna, and Luzerne Counties, Pennsylvania. The Bank is a Pennsylvania chartered savings bank and is subject to regulation and supervision by the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation (the “FDIC”). The investment in the Bank on the parent company’s financial statements is carried at the parent company’s equity in the underlying net assets.

ESSACOR, Inc. is a Pennsylvania corporation that has been used to purchase properties at tax sales that represent collateral for delinquent loans of the Bank. Pocono Investment Company is a Delaware corporation formed as an investment company subsidiary to hold and manage certain investments, including certain intellectual property. ESSA Advisory Services, LLC is a Pennsylvania limited liability company wholly owned by ESSA Bank & Trust. ESSA Advisory Services, LLC is a full-service insurance benefits consulting company offering group services such as health insurance, life insurance, short-term and long-term disability, dental, vision, and 401(k) retirement planning as well as individual health products. Integrated Financial Corporation is a Pennsylvania corporation that provided investment advisory services to the general public and is currently inactive. Integrated Abstract Incorporated is a Pennsylvania corporation that provided title insurance services and is currently inactive. All significant intercompany accounts and transactions have been eliminated in consolidation.

The unaudited consolidated financial statements reflect all adjustments, which in the opinion of management, are necessary for a fair presentation of the results of the interim periods and are of a normal and recurring nature. Operating results for the three and six month periods ended March 31, 2025 are not necessarily indicative of the results that may be expected for the year ending September 30, 2025.

2.	Earnings per Share

The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation for the three and six months ended March 31, 2025 and 2024.

	Three Months Ended		Six Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Weighted-average common shares outstanding	18,133,095	18,133,095	18,133,095	18,133,095
Average treasury stock shares	(8,009,386)	(8,001,574)	(7,979,870)	(7,931,665)
Average unearned ESOP shares	(558,335)	(592,281)	(552,737)	(597,970)
Average unearned non-vested shares	(28,164)	(25,584)	(30,224)	(27,730)

Weighted average common shares and common stock equivalents used to calculate basic earnings per share	9,537,210	9,513,656	9,570,264	9,575,730

Additional common stock equivalents (nonvested stock) used to calculate diluted earnings per share	23,068	142	22,418	—

Weighted average common shares and common stock equivalents used to calculate diluted earnings per share	9,560,278	9,513,798	9,592,682	9,575,730

At March 31, 2025 and 2024 there were no shares of nonvested stock outstanding that were not included in the computation of diluted earnings per share because to do so would have been antidilutive.

3.	Use of Estimates in the Preparation of Financial Statements

The accounting principles followed by the Company and its subsidiaries and the methods of applying these principles conform to U.S. generally accepted accounting principles (“GAAP”) and to general practice within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the Consolidated Balance Sheet date and related revenues and expenses for the period. Actual results could differ from those estimates.

4.	Accounting Pronouncements

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which provides for improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This guidance is effective for public business entities for annual periods beginning after December 15, 2024, and for annual periods beginning after December 15, 2025, for all other entities. The Company adopted the new disclosures for the annual periods beginning on January 1, 2025. The Company will include the applicable and relevant required disclosures in the Income Taxes footnote in the Form 10-K.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures. This ASU requires disclosure in the notes to financial statements of specified information about certain costs and expenses. Specific disclosures are required for (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil and gas producing activities. The amendments in this Update do not change or remove current expense disclosure requirements. However, the amendments affect where this information appears in the notes to financial statements because entities are required to include certain current disclosures in the same tabular format disclosure as the other disaggregation requirements in the amendments. The amendments in ASU 2024-03 apply only to public business entities and are effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this new guidance on its financial statements.

5.	Investment Securities

The amortized cost, gross unrealized gains and losses, allowance for credit losses and fair value of investment securities are summarized as follows (in thousands):

	March 31, 2025
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
Available for Sale
Fannie Mae	$51,618	$211	$(3,201)	$—	$48,628
Freddie Mac	52,548	42	(2,445)	—	50,145
Governmental National Mortgage Association	17,561	160	(376)	—	17,345

Total mortgage-backed securities	121,727	413	(6,022)	—	116,118
Obligations of states and political subdivisions	8,022	—	(259)	—	7,763
U.S. government agency securities	7,252	1	(12)	—	7,241
Corporate obligations	74,854	176	(3,229)	—	71,801
Other debt securities	7,345	68	(399)	—	7,014

Total	$219,200	$658	$(9,921)	$—	$209,937

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity
Fannie Mae	$23,390	$—	$(3,266)	$20,124	$—
Freddie Mac	19,152	—	(2,815)	16,337	—

Total mortgage-backed securities	42,542	—	(6,081)	36,461	—
U.S. government agency securities	2,455	—	(326)	2,129	—

Total	$44,997	$—	$(6,407)	$38,590	$—

	September 30, 2024
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
Available for Sale
Fannie Mae	$55,287	$342	$(2,604)	$—	$53,025
Freddie Mac	54,075	157	(1,770)	—	52,462
Governmental National Mortgage Association	16,860	214	(336)	—	16,738

Total mortgage-backed securities	126,222	713	(4,710)	—	122,225
Obligations of states and political subdivisions	9,025	—	(234)	—	8,791
U.S. government agency securities	6,280	5	(19)	—	6,266
Corporate obligations	76,262	51	(5,196)	—	71,117
Other debt securities	7,810	88	(428)	—	7,470

Total	$225,599	$857	$(10,587)	$—	$215,869

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity
Fannie Mae	$24,774	$—	$(3,030)	$21,744	$—
Freddie Mac	20,153	—	(2,524)	17,629	—

Total mortgage-backed securities	44,927	—	(5,554)	39,373	—
U.S. government agency securities	2,451	—	(305)	2,146	—

Total	$47,378	$—	$(5,859)	$41,519	$—

The amortized cost and fair value of debt securities at March 31, 2025, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands):

	Available For Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$6,955	$6,934	$—	$—
Due after one year through five years	33,851	33,107	—	—
Due after five years through ten years	69,142	65,664	5,770	5,179
Due after ten years	109,252	104,232	39,227	33,411

Total	$219,200	$209,937	$44,997	$38,590

For the three and six months ended March 31, 2025 and 2024, the Company realized no gross gains or gross losses on proceeds from the sale on investment securities.

The following tables show the gross unrealized losses and fair value of the Company’s investments for which an allowance for credit losses has not been recorded, which are aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2025 and September 30, 2024 (dollars in thousands):

	March 31, 2025
		Less than Twelve Months		Twelve Months or Greater		Total
	Number of Securities	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fannie Mae	74	$1,417	$(20)	$58,453	$(6,447)	$59,870	$(6,467)
Freddie Mac	67	6,989	(83)	52,503	(5,177)	59,492	(5,260)
Governmental National Mortgage Association	13	—	—	5,809	(376)	5,809	(376)
U.S. government agency securities	3	1,644	(9)	4,626	(329)	6,270	(338)
Obligations of states and political subdivisions	9	997	(3)	6,766	(256)	7,763	(259)
Corporate obligations	73	5,630	(176)	55,866	(3,053)	61,496	(3,229)
Other debt securities	15	333	(1)	4,870	(398)	5,203	(399)

Total	254	$17,010	$(292)	$188,893	$(16,036)	$205,903	$(16,328)

	September 30, 2024
		Less than Twelve Months		Twelve Months or Greater		Total
	Number of Securities	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fannie Mae	73	$1,968	$(5)	$63,409	$(5,629)	$65,377	$(5,634)
Freddie Mac	61	2,717	(19)	54,159	(4,275)	56,876	(4,294)
Governmental National Mortgage Association securities	14	—	—	6,164	(336)	6,164	(336)
Obligations of states and political subdivisions	9	—	—	7,791	(234)	7,791	(234)
U.S. government agency securities	2	—	—	4,628	(324)	4,628	(324)
Corporate obligations	77	4,585	(175)	56,881	(5,021)	61,466	(5,196)
Other debt securities	17	355	—	5,220	(428)	5,575	(428)

Total	253	$9,625	$(199)	$198,252	$(16,247)	$207,877	$(16,446)

At March 31, 2025, the fair value of available-for-sale securities in an unrealized loss position for which an allowance for credit losses has not been recorded was $167.3 million, including unrealized losses of $9.9 million. The Company does not intend to sell the securities in an unrealized loss position and is unlikely to be required to sell these securities before a recovery of fair value, which may be maturity. The Company concluded that the decline in fair value of these securities was not indicative of a credit loss. Accrued interest receivable on available-for-sale debt securities totaled $1.1 million at March 31, 2025 and is included within other assets on the consolidated balance sheet. This amount is excluded from the estimate of expected credit losses.

At March 31, 2025, the fair value of held-to-maturity securities in an unrealized loss position for which an allowance for credit losses has not been recorded was $38.6 million, including unrealized losses of $6.4 million. The Company did not recognize any credit losses on held-to-maturity debt securities for the three and six months ended March 31, 2025 and 2024. Accrued interest receivable on held-to-maturity debt securities totaled $60,000 at March 31, 2025 and is included within other assets on the consolidated balance sheet. This amount is excluded from the estimate of expected credit losses.

At September 30, 2024, the fair value of available-for-sale securities in an unrealized loss position for which an allowance for credit losses has not been recorded was $166.4 million, including unrealized losses of $10.6 million. The Company does not intend to sell the securities in an unrealized loss position and is unlikely to be required to sell these securities before a recovery of fair value, which may be maturity. The Company concluded that the decline in fair value of these securities was not indicative of a credit loss. Accrued interest receivable on available-for-sale debt securities totaled $1.5 million at September 30, 2024 and is included within other assets on the consolidated balance sheet. This amount is excluded from the estimate of expected credit losses.At September 30, 2024, the fair value of held-to-maturity securities in an unrealized loss position for which an allowance for credit losses has not been recorded was $41.5 million, including unrealized losses of $5.9 million. The Company did not recognize any credit losses on held-to-maturity debt securities for the year ended September 30, 2024 or other-than-temporary impairment charges during 2023. Accrued interest receivable on held-to-maturity debt securities totaled $63,000 at September 30, 2024 and is included within other assets on the consolidated balance sheet. This amount is excluded from the estimate of expected credit losses.

Securities classified as held-to-maturity are included under the CECL methodology. Calculation of expected credit loss under CECL is done on a collective (“pooled”) basis, with assets grouped when similar risk characteristics exist. The Company notes that at March 31, 2025 all securities in the held-to-maturity classification are U.S. government agency and US government mortgage-backed securities; therefore, they share the same risk characteristics and can be evaluated on a collective basis. The expected credit loss on these securities is evaluated based on historical credit losses of this security type and the expected possibility of default in the future, and these securities are guaranteed by the U.S. government. U.S. government agency and mortgage-backed securities often receive the highest credit rating by rating agencies and the Company has concluded that the possibility of default is considered remote. The U.S. government agency and mortgage-backed securities held by the Company in the held-to-maturity category carry an AA+ rating from Standard & Poor’s, Aaa from Moody’s Investor Services, and AAA from Fitch. The Company concludes that the long history with no credit losses for these securities (adjusted for current conditions and reasonable and supportable forecasts) indicates an expectation that nonpayment of the amortized cost basis is zero. Management has concluded that there is no prepayment risk and it is expected to recover the recorded investment. The Company has the intent and ability to hold the securities to maturity.

6.	Loans Receivable, Net and Allowance for Credit Losses on Loans

Loans receivable consist of the following (in thousands):

	March 31, 2025	September 30, 2024
Real estate loans:
Residential	$734,751	$721,505
Construction	15,083	14,851
Commercial	870,770	884,621
Commercial	48,559	36,799
Obligations of states and political subdivisions	48,305	48,570
Home equity loans and lines of credit	52,534	51,306
Auto loans	—	65
Other	2,004	1,873

	1,772,006	1,759,590
Less allowance for credit losses	14,950	15,306

Net loans	$1,757,056	$1,744,284

As of March 31, 2025 and September 30, 2024, the Company considered its concentration of credit risk to be acceptable. As of March 31, 2025, the highest concentrations are in lessors of residential buildings and dwellings and the lessors of nonresidential buildings and dwellings categories, with loans outstanding of $317.8 million, or 17.9% of loans outstanding, to residential lessors, and $298.7 million, or 16.9% of loans outstanding, to commercial lessors. As of September 30, 2024, the highest concentrations are in lessors of residential buildings and dwellings and the lessors of nonresidential buildings and dwellings categories, with loans outstanding of $346.9 million, or 19.7% of loans outstanding, to residential lessors, and $296.1 million, or 16.8% of loans outstanding, to commercial lessors. There were no charge-offs on loans within these concentrations in the six months ended March 31, 2025.

The following tables show the amount of loans in each category that were individually and collectively evaluated for credit loss at the dates indicated (in thousands):

	Total Loans	Individually Evaluated for Credit Loss	Collectively Evaluated for Credit Loss
March 31, 2025
Real estate loans:
Residential	$734,751	$682	$734,069
Construction	15,083	—	15,083
Commercial	870,770	5,579	865,191
Commercial	48,559	600	47,959
Obligations of states and political subdivisions	48,305	—	48,305
Home equity loans and lines of credit	52,534	16	52,518
Auto loans	—	—	—
Other	2,004	—	2,004

Total	$1,772,006	$6,877	$1,765,129

	Total Loans	Individually Evaluated for Credit Loss	Collectively Evaluated for Credit Loss
September 30, 2024
Real estate loans:
Residential	$721,505	$1,122	$720,383
Construction	14,851	—	14,851
Commercial	884,621	5,552	879,069
Commercial	36,799	906	35,893
Obligations of states and political subdivisions	48,570	—	48,570
Home equity loans and lines of credit	51,306	35	51,271
Auto loans	65	—	65
Other	1,873	—	1,873

Total	$1,759,590	$7,615	$1,751,975

The Company maintains a loan review system that allows for a periodic review of our loan portfolio and the early identification of potential credit deterioration in loans. Such system takes into consideration, among other things, delinquency status, size of loans, type and market value of collateral and financial condition of the borrowers. Specific credit loss allowances are established for identified losses based on a review of such information. A loan is analyzed for credit loss when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans are evaluated independently. The Company does not aggregate such loans for evaluation purposes. Credit loss is measured on a loan-by-loan basis for commercial and construction loans by the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.

The Company uses a dual risk rating methodology to monitor the credit quality of the overall commercial loan portfolio. This rating system consists of a borrower rating scale from 1 to 14 and a collateral coverage rating scale from A to J that provides a mechanism to separate borrower creditworthiness from the value of collateral recovery in the event of default. The two ratings are combined using a matrix to develop an overall composite loan quality risk rating. The criticized rating categories utilized by management generally follow bank regulatory definitions. The Special Mention category includes assets that are fundamentally sound yet, exhibit potentially unacceptable credit risk or deteriorating trends or characteristics which if left uncorrected, may result in deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Loans in the Substandard category have well-defined weaknesses that jeopardize the liquidation of the debt and have a distinct possibility that some loss will be sustained if the weaknesses are not corrected. All loans greater than 90 days past due are considered Substandard. Loans in the Doubtful category have all the weaknesses inherent in one classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. Loans in the Loss category are considered uncollectible and of little value that their continuance as bankable assets is not warranted.

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Company has a structured loan rating process with several layers of internal and external oversight. Generally, consumer and residential mortgage loans are included in the Pass categories unless a specific action, such as bankruptcy, repossession, or death, occurs to raise awareness of a possible credit event. The Company’s Commercial Loan Officers are responsible for the timely and accurate risk rating of the loans in their portfolios at origination and on an ongoing basis. The Company’s credit management team performs an annual review of all commercial relationships $2,000,000 or greater. Confirmation of the appropriate risk grade is included in the review on an ongoing basis. The Company engages an external consultant to conduct loan reviews on at least a semiannual basis. Generally, the external consultant reviews commercial relationships greater than $1,000,000 and/or all criticized relationships equal to or greater than $500,000. Detailed reviews, including plans for resolution, are performed on loans classified as Substandard on a quarterly basis. Loans in the Substandard category that are analysed for credit loss are given separate consideration in the determination of the allowance.

The Bank uses the following definitions for risk ratings:

Pass. Loans classified as pass are loans in which the condition of the borrower and the performance of the loans are satisfactory of better

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Based on the most recent analysis performed, the following tables present the recorded investment in non-homogenous pools by internal risk rating systems (in thousands);

							Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total
	Term Loans Amortized on Cost Basis by Origination Year

	2025	2024	2023	2022	2021	Prior
March 31, 2025
Commercial real estate
Risk Rating
Pass	$19,716	$100,351	$135,332	$210,925	$127,505	$231,309	$14,349	$—	$839,487
Special Mention	—	425	11,221	—	—	11,703	—	—	23,349
Substandard	—	—	—	—	—	7,934	—	—	7,934
Doubtful	—	—	—	—	—	—	—	—	—

Total	$19,716	$100,776	$146,553	$210,925	$127,505	$250,946	$14,349	$—	$870,770

Commercial real estate
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Commercial
Risk Rating
Pass	$11,503	$2,066	$6,536	$3,711	$1,354	$7,651	$13,911	$—	$46,732
Special Mention	—	—	—	—	—	777	—	—	777
Substandard	—	—	450	—	—	600	—	—	1,050
Doubtful	—	—	—	—	—	—	—	—	—

Total	$11,503	$2,066	$6,986	$3,711	$1,354	$9,028	$13,911	$—	$48,559

Commercial
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Obligations of states and political subdivisions
Risk Rating
Pass	$—	$2,218	$3,890	$4,456	$11,393	$26,348	$—	$—	$48,305
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—

Total	$—	$2,218	$3,890	$4,456	$11,393	$26,348	$—	$—	$48,305

Obligations of states and political subdivisions
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total
Pass	$31,219	$104,635	$145,758	$219,092	$140,252	$265,308	$28,260	$—	$934,524
Special Mention	—	425	11,221	—	—	12,480	—	—	24,126
Substandard	—	—	450	—	—	8,534	—	—	8,984
Doubtful	—	—	—	—	—	—	—	—	—

Total	$31,219	$105,060	$157,429	$219,092	$140,252	$286,322	$28,260	$—	$967,634

							Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total
	Term Loans Amortized on Cost Basis by Origination Year

	2024	2023	2022	2021	2020	Prior
September 30, 2024
Commercial real estate
Risk Rating
Pass	$86,925	$144,838	$221,196	$143,090	$65,522	$175,306	$16,084	$—	$852,961
Special Mention	437	10,675	357	—	11,247	62	—	—	22,778
Substandard	—	—	—	132	—	8,750	—	—	8,882
Doubtful	—	—	—	—	—	—	—	—	—

Total	$87,362	$155,513	$221,553	$143,222	$76,769	$184,118	$16,084	$—	$884,621

Commercial real estate
Current period gross charge-offs	$—	$—	$—	$15	$—	$—	$—	$—	$15
Commercial
Risk Rating
Pass	$2,274	$6,147	$3,926	$1,649	$1,240	$7,570	$11,488	$—	$34,294
Special Mention	—	—	—	—	36	—	865	—	901
Substandard	—	470	—	226	290	406	212	—	1,604
Doubtful	—	—	—	—	—	—	—	—	—

Total	$2,274	$6,617	$3,926	$1,875	$1,566	$7,976	$12,565	$—	$36,799

Commercial
Current period gross charge-offs	$—	$—	$—	$22	$—	$—	$—	$—	$22
Obligations of states and political subdivisions
Risk Rating
Pass	$2,289	$1,492	$4,629	$11,604	$7,808	$20,748	$—	$—	$48,570
Special Mention	—	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—

Total	$2,289	$1,492	$4,629	$11,604	$7,808	$20,748	$—	$—	$48,570

Obligations of states and political subdivisions
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total
Pass	$91,488	$152,477	$229,751	$156,343	$74,570	$203,624	$27,572	$—	$935,825
Special Mention	437	10,675	357	—	11,283	62	865	—	23,679
Substandard	—	470	—	358	290	9,156	212	—	10,486
Doubtful	—	—	—	—	—	—	—	—	—

Total	$91,925	$163,622	$230,108	$156,701	$86,143	$212,842	$28,649	$—	$969,990

The Company monitors the credit risk profile by payment activity for residential and consumer loan classes. Loans past due over 90 days and loans on nonaccrual status are considered nonperforming. Nonperforming loans are reviewed monthly. The following tables present the carrying value of residential and consumer loans based on payment activity (in thousands):

							Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total
	Term Loans Amortized on Cost Basis by Origination Year

	2025	2024	2023	2022	2021	Prior
March 31, 2025
Residential real estate
Payment Performance
Performing	$28,988	$57,325	$102,582	$145,502	$129,244	$269,267	$—	$—	$732,908
Nonperforming	—	187	—	111	—	1,545	—	—	1,843

Total	$28,988	$57,512	$102,582	$145,613	$129,244	$270,812	$—	$—	$734,751

Residential real estate
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Construction
Payment Performance
Performing	$3,725	$10,438	$920	$—	$—	$—	$—	$—	$15,083
Nonperforming	—	—	—	—	—	—	—	—	—

Total	$3,725	$10,438	$920	$—	$—	$—	$—	$—	$15,083

Construction
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Home equity loans and lines of credit					—
Payment Performance
Performing	$3,213	$5,902	$9,171	$6,457	$1,589	$3,686	$19,790	$2,698	$52,506
Nonperforming	—	—	—	—	—	28	—	—	28

Total	$3,213	$5,902	$9,171	$6,457	$1,589	$3,714	$19,790	$2,698	$52,534

Home equity loans and lines of credit
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Auto					—
Payment Performance
Performing	$—	$—		$—	$—	$—	$—	$—	$—
Nonperforming	—	—	—	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$—	$—	$—	$—

Auto
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other					—
Payment Performance
Performing	$139	$557	$180	$41	$—	$143	$923	$—	$1,983
Nonperforming	—	—	—	—	—	21	—	—	21

Total	$139	$557	$180	$41	$—	$164	$923	$—	$2,004

Other
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total
Payment Performance
Performing	$36,065	$74,222	$112,853	$152,000	$130,833	$273,096	$20,713	$2,698	$802,480
Nonperforming	—	187	—	111	—	1,594	—	—	1,892

Total	$36,065	$74,409	$112,853	$152,111	$130,833	$274,690	$20,713	$2,698	$804,372

							Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total
	Term Loans Amortized on Cost Basis by Origination Year

	2024	2023	2022	2021	2020	Prior
September 30, 2024
Residential real estate
Payment Performance
Performing	$45,845	$101,439	$151,329	$133,147	$101,061	$186,729	$—	$—	$719,550
Nonperforming	—	—	283	—	96	1,576	—	—	1,955

Total	$45,845	$101,439	$151,612	$133,147	$101,157	$188,305	$—	$—	$721,505

Residential real estate
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Construction
Payment Performance
Performing	$11,252	$3,599	$—	$—	$—	$—	$—	$—	$14,851
Nonperforming	—	—	—	—	—	—	—	—	—

Total	$11,252	$3,599	$—	$—	$—	$—	$—	$—	$14,851

Construction
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—	$—
Home equity loans and lines of credit					—
Payment Performance
Performing	$4,372	$10,198	$7,076	$1,816	$1,343	$2,888	$21,454	$2,124	$51,271
Nonperforming	—	—	—	—	—	35	—	—	35

Total	$4,372	$10,198	$7,076	$1,816	$1,343	$2,923	$21,454	$2,124	$51,306

Home equity loans and lines of credit
Current period gross charge-offs	$—	$—	$—	$—	$—	$32	$—	$—	$32
Auto					—
Payment Performance
Performing	$—	$—		$—	$—	$64	$—	$—	$64
Nonperforming	—	—	—	—	—	1	—	—	1

Total	$—	$—	$—	$—	$—	$65	$—	$—	$65

Auto
Current period gross charge-offs	$—	$—	$—	$—	$—	$5	$—	$—	$5
Other					—
Payment Performance
Performing	$369	$239	$88	$4	$10	$112	$1,028	$—	$1,850
Nonperforming	—	—	—	—	—	23	—	—	23

Total	$369	$239	$88	$4	$10	$135	$1,028	$—	$1,873

Other
Current period gross charge-offs	$—	$—	$10	$—	$—	$—	$—	$—	$10
Total
Payment Performance
Performing	$61,838	$115,475	$158,493	$134,967	$102,414	$189,793	$22,482	$2,124	$787,586
Nonperforming	—	—	283	—	96	1,635	—	—	2,014

Total	$61,838	$115,475	$158,776	$134,967	$102,510	$191,428	$22,482	$2,124	$789,600

The Company further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due. The following tables present the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans as of March 31, 2025 and September 30, 2024 (in thousands):

	Current	31-60 Days Past Due	61-89 Days Past Due	90 + Days Past Due	Total Past Due	Total Loans
March 31, 2025
Real estate loans:
Residential	$730,181	$2,622	$1,562	$386	$4,570	$734,751
Construction	15,083	—	—	—	—	15,083
Commercial	863,531	5,676	—	1,563	7,239	870,770
Commercial	48,350	209	—	—	209	48,559
Obligations of states and political subdivisions	48,305	—	—	—	—	48,305
Home equity loans and lines of credit	52,467	67	—	—	67	52,534
Auto loans	—	—	—	—	—	—
Other	1,983	—	—	21	21	2,004

Total	$1,759,900	$8,574	$1,562	$1,970	$12,106	$1,772,006

	Current	31-60 Days Past Due	61-89 Days Past Due	90 + Days Past Due	Total Past Due	Total Loans
September 30, 2024
Real estate loans:
Residential	$717,766	$1,862	$760	$1,117	$3,739	$721,505
Construction	14,851	—	—	—	—	14,851
Commercial	880,939	554	2,673	455	3,682	884,621
Commercial	36,589	—	—	210	210	36,799
Obligations of states and political subdivisions	48,570	—	—	—	—	48,570
Home equity loans and lines of credit	51,264	20	22	—	42	51,306
Auto loans	63	1	—	1	2	65
Other	1,850	—	—	23	23	1,873

Total	$1,751,892	$2,437	$3,455	$1,806	$7,698	$1,759,590

The following tables presents the amortized cost basis of loans on nonaccrual status and loans past due 90 days or more and still accruing interest as of March 31, 2025 (in thousands):

	Nonaccrual with No ACL	Nonaccrual with ACL	Total Nonaccrual	Loans Past Due Over 90 Days and Still Accruing	Total Nonperforming
March 31, 2025
Real estate loans:
Residential	$1,843	$—	$1,843	$—	$1,843
Construction	—	—	—	—	—
Commercial	5,499	81	5,580	—	5,580
Commercial	601	—	601	—	601
Obligations of states and political subdivisions	—	—	—	—	—
Home equity loans and lines of credit	28	—	28	—	28
Auto loans	—	—	—	—	—
Other	21	—	21	—	21

Total	$7,992	$81	$8,073	$—	$8,073

	Nonaccrual with No ACL	Nonaccrual with ACL	Total Nonaccrual	Loans Past Due Over 90 Days and Still Accruing	Total Nonperforming
September 30, 2024
Real estate loans:
Residential	$1,955	$—	$1,955	$—	$1,955
Construction	—	—	—	—	—
Commercial	5,876	—	5,876	—	5,876
Commercial	1,136	—	1,136	—	1,136
Obligations of states and political subdivisions	—	—	—	—	—
Home equity loans and lines of credit	35	—	35	—	35
Auto loans	1	—	1	—	1
Other	23	—	23	—	23

Total	$9,026	$—	$9,026	$—	$9,026

There are no loans 90 days or more past due that are accruing interest at March 31, 2025 or September 30, 2024.

We maintain the ACL at a level that we believe to be appropriate to absorb estimated credit losses in the loan portfolios as of the balance sheet date. We established our allowance in accordance with guidance provided in Accounting Standard Codification (“ASC”) - Financial Instruments - Credit Losses (“ASC 326”).

The allowance for credit losses represents management’s estimate of expected losses inherent in the Company’s lending activities excluding loans accounted for under fair value. The allowance for credit losses are maintained through charges to the provision for credit losses in the Consolidated Statements of Operations as expected losses are estimated. Loans or portions thereof that are determined to be uncollectible are charged against the allowance, and subsequent recoveries, if any, are credited to the allowance.

We maintain a credit review system, which allows for a periodic review of our loan portfolio and the early identification of potential non performing loans. Such system takes into consideration, among other things, delinquency status, size of loans, type and market value of collateral and financial condition of the borrowers. General credit loss allowances are based upon a combination of factors including, but not limited to, actual credit loss experience, composition of the loan portfolio, current economic conditions, management’s judgment and losses which are probable and reasonably estimable. The allowance is increased through provisions charged against current earnings and recoveries of previously charged-off loans. Loans that are determined to be uncollectible are charged against the allowance. While management uses available information to recognize probable and reasonably estimable loan losses, future credit provisions may be necessary, based on changing economic conditions. Payments received on non performing loans generally are either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. The allowance for credit losses as of March 31, 2025 was maintained at a level that represents management’s best estimate of losses inherent in the loan portfolio, and such losses were both probable and reasonably estimable.

In addition, the FDIC and the Pennsylvania Department of Banking and Securities, as an integral part of their examination process, periodically review our allowance for credit losses. The banking regulators may require that we recognize additions to the allowance based on its analysis and review of information available to it at the time of its examination.

Management reviews the loan portfolio on a quarterly basis using a defined, consistently applied process in order to make appropriate and timely adjustments to the ACL. When information confirms all or part of specific loans to be uncollectible, these amounts are promptly charged off against the ACL.

The following table summarizes changes in the primary segments of the allowance for credit losses during the three and six months ended March 31, 2025 and 2024 (in thousands):

	Real Estate Loans			Commercial	Obligations of States and Political	Home Equity Loans and Lines of	Auto	Other
	Residential	Construction	Commercial	Loans	Subdivisions	Credit	Loans	Loans	Unallocated	Total
ACL balance at December 31, 2024	$5,443	$289	$7,501	$736	$286	$794	$2	$31	$—	$15,082
Charge-offs	—	—	—	—	—	—	—	—	—	—
Recoveries	13	—	18	—	—	1	4	—	—	36
Provision	(50)	(27)	(217)	129	3	8	(4)	(10)	—	(168)

ACL balance at March 31, 2025	$5,406	$262	$7,302	$865	$289	$803	$2	$21	$—	$14,950

ALL balance at December 31, 2023	$4,889	$431	$8,377	$690	$276	$746	$3	$18	$—	15,430
Charge-offs	—	—	(15)	(22)	—	—	(6)	—	—	(43)
Recoveries	1	—	37	—	—	1	1	—	—	40
Provision	63	(98)	(368)	375	2	13	4	(2)	—	(11)

ALL balance at March 31, 2024	$4,953	$333	$8,031	$1,043	$278	$760	$2	$16	$—	$15,416

ALL balance at September 30, 2024	$5,379	$268	$7,815	$760	$281	$773	$2	$28	$0	$15,306
Charge-offs	—	—	—	—	—	—	—	—	—	—
Recoveries	26	—	34	—	—	2	10	—	—	72
Provision	1	(6)	(547)	105	8	28	(10)	(7)	—	(428)

ACL balance at March 31, 2025	$5,406	$262	$7,302	$865	$289	$803	$2	$21	$—	$14,950

ALL balance at September 30, 2023	$4,897	$183	$11,983	$941	$110	$346	$2	$22	$41	$18,525
Impact or adopting ASC 326	$503	$254	$(3,729)	$(292)	$129	$423	$2	$(4)	$(41)	(2,755)
Charge-offs	—	—	(15)	(22)	—	—	(6)	(10)	—	(53)
Recoveries	1	—	37	—	—	4	8	—	—	50
Provision	(448)	(104)	(245)	416	39	(13)	(4)	8	0	(351)

ALL balance at March 31, 2024	$4,953	$333	$8,031	$1,043	$278	$760	$2	$16	$0	$15,416

During the three months ended March 31, 2025, the Company recorded release of allowance for credit losses for construction real estate loans, residential real estate loans, commercial real estate loans, other loans and auto loan segments due to decreased loan balances, improved asset quality, changes in the loan mix within the pool, and/or decreased charge-off activity in those segments. The Company recorded credit provision expense for the commercial loans, obligations of states and political subdivisions and home equity loans and lines of credit due to increased loan balances, changes in the loan mix within the pool, and/or charge-off activity in those segments.

During the three months ended March 31, 2024, the Company recorded release of allowance for credit losses for residential real estate loans, construction real estate loans, home equity loans and lines of credit and auto loans due to either decreased loan balances, improved asset quality, changes in the loan mix within the pool, and/or decreased charge-off activity in those segments. The Company recorded credit provision expense for the commercial real estate loans, commercial loans segments, obligations of states and political subdivisions and other loans due to increased loan balances, changes in the loan mix within the pool, and/or charge-off activity in those segments.

During the six months ended March 31, 2025, the Company recorded release of allowance for credit losses for construction real estate loans, commercial real estate loans, other loans and auto loan segments due to decreased loan balances, improved asset quality, changes in the loan mix within the pool, and/or decreased charge-off activity in those segments. The Company recorded credit provision expense for the residential real estate loans, commercial loans, obligations of states and political subdivisions and home equity loans and lines of credit due to increased loan balances, changes in the loan mix within the pool, and/or charge-off activity in those segments.

During the six months ended March 31, 2024, the Company recorded provision expense for the obligations of states and political subdivisions, other loans and commercial loans segments due to either increased loan balances, changes in the loan mix within the pool, and/or charge-off activity in those segments. Credit provisions were recorded for loan loss for the residential real estate loans, construction real estate loans, commercial real estate loans, home equity loans and lines of credit and auto loans due to either decreased loan balances, improved asset quality, changes in the loan mix within the pool, and/or decreased charge-off activity in those segments.

The following tables summarizes the amount of loans in each segments that were individually and collectively evaluated for credit loss as of March 31, 2025 and September 30, 2024 (in thousands):

	Real Estate Loans			Commercial	Obligations of States and Political	Home Equity Loans and Lines of		Other
	Residential	Construction	Commercial	Loans	Subdivisions	Credit	Auto Loans	Loans	Total
Individually evaluated for Credit Loss	$—	$—	$82	$—	$—	$—	$—	$—	$82
Collectively evaluated for Credit Loss	5,406	262	7,220	865	289	803	2	21	14,868

Ending balance at March 31, 2025	$5,406	$262	$7,302	$865	$289	$803	$2	$21	$14,950

	Real Estate Loans			Commercial	Obligations of States and Political	Home Equity Loans and Lines of		Other
	Residential	Construction	Commercial	Loans	Subdivisions	Credit	Auto Loans	Loans	Total
Individually evaluated for Credit Loss	$2	$—	$—	$—	$—	$—	$—	$—	$2
Collectively evaluated for Credit Loss	5,377	268	7,815	760	281	773	2	28	15,304

Ending balance at September 30, 2024	$5,379	$268	$7,815	$760	$281	$773	$2	$28	$15,306

Collateral-Dependent Loans

The following tables present the collateral-dependent loans by portfolio segment at December 31, 2024 and September 30, 2024 (in thousands):

	Real Estate	Business Assets	Other
March 31, 2025
Real estate loans:
Residential	$682	$—	$—
Construction	—	—	—
Commercial	5,579	—	—
Commercial	—	600	—
Obligations of states and political subdivisions	—	—	—
Home equity loans and lines of credit	16	—	—
Auto loans	—	—	—
Other	—	—	—

Total	$6,277	$600	$—

	Real Estate	Business Assets	Other
September 30, 2024
Real estate loans:
Residential	$1,122	$—	$—
Construction	—	—	—
Commercial	5,552	—	—
Commercial	—	906	—
Obligations of states and political subdivisions	—	—	—
Home equity loans and lines of credit	35	—	—
Auto loans	—	—	—
Other	—	—	—

Total	$6,709	$906	$—

Occasionally, the Company modifies loans to borrowers in financial distress by providing term extensions and interest rate reductions. In some cases, the Company provides multiple types of concessions on one loan. Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as and interest rate reduction, may be granted. During the three and six months ended March 31, 2025 no modifications were made to borrowers experiencing financial difficulty.

7.	Deposits

Deposits consist of the following major classifications (in thousands):

	March 31, 2025	September 30, 2024
Non-interest bearing demand accounts	$264,827	$256,638
Interest bearing demand accounts	285,849	312,683
Money market accounts	348,203	334,638
Savings and club accounts	143,386	143,031
Certificates of deposit	647,489	582,061

Total	$1,689,754	$1,629,051

8.	Net Periodic Benefit Cost-Defined Benefit Plan

For a detailed disclosure on the Bank’s pension and employee benefits plans, please refer to Note 12 of the Company’s Consolidated Financial Statements for the year ended September 30, 2024 included in the Company’s Annual Report on Form 10-K.

The following table comprises the components of net periodic benefit cost (income) for the three and six months ended March 31, 2025 and 2024 (in thousands):

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2025	2024	2025	2024
Service Cost	$—	$—	$—	$—
Interest Cost	149	173	297	344
Expected return on plan assets	(305)	(262)	(610)	(523)
Partial settlement	—	—	—	—
Amortization of net loss from earlier periods	(7)	—	(15)	—

Net periodic benefit income	$(163)	$(89)	$(328)	$(179)

The Company’s board of directors adopted resolutions to freeze the status of the Defined Benefit Plan (“the plan”) effective February 28, 2017 (“the freeze date”). Accordingly, no additional participants have been allowed to enter the plan since February 28, 2017; no additional years of service for benefit accrual purposes have been credited since the freeze date under the plan; and compensation earned by participants after the freeze date is not taken into account under the plan.

9.	Equity Incentive Plan

The Company previously maintained the ESSA Bancorp, Inc. 2007 Equity Incentive Plan (the “Plan”). The Plan provided for a total of 2,377,326 shares of common stock for issuance upon the grant or exercise of awards. Of the shares that were available under the Plan, 1,698,090 were available to be issued in connection with the exercise of stock options and 679,236 were available to be issued as restricted stock. The Plan allowed for the granting of non-qualified stock options (“NSOs”), incentive stock options (“ISOs”), and restricted stock. Options granted under the plan were granted at no less than the fair value of the Company’s common stock on the date of the grant. As of the effective date of the 2016 Equity Incentive Plan (detailed below), no further grants will be made under the Plan and forfeitures of outstanding awards under the Plan will be added to the shares available under the 2016 Equity Incentive Plan.

The Company replaced the 2007 Equity Incentive Plan with the ESSA Bancorp, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) which was approved by shareholders on March 3, 2016. The 2016 Plan provides for a total of 250,000 shares of common stock for issuance upon the grant or exercise of awards. The 2016 Plan allows for the granting of restricted stock, restricted stock units, ISOs and NSOs.

The Company replaced the 2016 Equity Incentive Plan with the ESSA Bancorp, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) which was approved by shareholders on March 7, 2024. The 2024 Plan provides for a total of 200,000 shares of common stock for issuance upon the grant or exercise of awards. The 2024 Plan allows for the granting of restricted stock, restricted stock units, ISO’s and NSO’s.

The Company classifies share-based compensation for employees and outside directors within “Compensation and employee benefits” in the Consolidated Statement of Operations to correspond with the same line item as compensation paid.

Restricted stock shares outstanding at March 31, 2025 vest over periods ranging from six to 39 months. The product of the number of shares granted and the grant date market price of the Company’s common stock determines the fair value of restricted shares under the Company’s restricted stock plan. The Company expenses the fair value of all share based compensation grants over the requisite service period.

For the three months ended March 31, 2025 and 2024, the Company recorded $93,000 and $92,000 of share-based compensation expense, respectively, comprised of restricted stock expense. For the six months ended March 31, 2025 and 2024, the Company recorded $387,000 and $385,000 of shared-based compensation expense, respectively, comprised of restricted stock expense. Expected future compensation expense relating to the restricted shares outstanding at March 31, 2025 is $769,000 over the remaining vesting period of 3.50 years.

The following is a summary of the status of the Company’s restricted stock as of March 31, 2025, and changes therein during the three month period then ended:

	Number of Restricted Stock	Weighted- average Grant Date Fair Value
Nonvested at September 30, 2024	34,830	$16.53
Granted	31,106	18.97
Vested	(10,604)	19.75
Forfeited	—	—

Nonvested at March 31, 2025	55,332	$17.28

10.	Fair Value

The following disclosures show the hierarchal disclosure framework associated within the level of pricing observations utilized in measuring assets and liabilities at fair value. The definition of fair value maintains the exchange price notion in earlier definitions of fair value but focuses on the exit price of the asset or liability. The exit price is the price that would be received to sell the asset or paid transfer the liability adjusted for certain inherent risks and restrictions. Expanded disclosures are also required about the use of fair value to measure assets and liabilities.

Assets and Liabilities Required to be Measured and Reported at Fair Value on a Recurring Basis

The following tables provide the fair value for assets and liabilities required to be measured and reported at fair value on a recurring basis on the Consolidated Balance Sheet as of March 31, 2025 and September 30, 2024 by level within the fair value hierarchy (in thousands).

Recurring Fair Value Measurements at Reporting Date
	March 31, 2025
	Level I	Level II	Level III	Total
Assets
Investment securities available for sale:
Mortgage backed securities	$—	$116,118	$—	$116,118
Obligations of states and political subdivisions	—	7,763	—	7,763
U.S. government agency securities	—	7,241	—	7,241
Corporate obligations	—	66,748	5,053	71,801
Other debt securities	—	7,014	—	7,014

Total debt securities	$—	$204,884	$5,053	$209,937
Equity securities- financial services	25	—	—	25
Derivatives and hedging activities	—	7,586	—	7,586
Liabilities
Derivatives and hedging activities	$—	$7,126	$—	$7,126

	September 30, 2024
	Level I	Level II	Level III	Total
Assets
Investment securities available for sale:
Mortgage backed securities	$—	$122,225	$—	$122,225
Obligations of states and political subdivisions	—	8,791	—	8,791
U.S. government agency securities	—	6,266	—	6,266
Corporate obligations	—	66,561	4,556	71,117
Other debt securities	—	7,470	—	7,470

Total debt securities	$—	$211,313	$4,556	$215,869
Equity securities-financial services	26	—	—	26
Derivatives and hedging activities	—	8,203	—	8,203
Liabilities:
Derivatives and hedging activities	$—	$9,183	$—	$9,183

The following table presents a summary of changes in the fair value of the Company’s Level III investments for the three and six months ended March 31, 2025 and 2024 (in thousands).

	Fair Value Measurement Using Significant Unobservable Inputs (Level III)
	Three Months Ended
	March 31, 2025	March 31, 2024
Beginning balance	$4,900	$2,975
Purchases, sales, issuances, settlements, net	—	—
Total unrealized (loss) gain:
Included in earnings	—	—
Included in other comprehensive (loss) income	153	84
Transfers in and/or out of Level III	—	—

	$5,053	$3,059

	Fair Value Measurement Using Significant Unobservable Inputs (Level III)
	Six Months Ended
	March 31, 2025	March 31, 2024
Beginning balance	$4,556	$2,836
Purchases, sales, issuances, settlements, net	—	—
Total unrealized gain (loss):
Included in earnings	—	—
Included in other comprehensive (loss) income	497	223
Transfers in and/or out of Level III	—	—

	$5,053	$3,059

Each financial asset and liability is identified as having been valued according to a specified level of input, 1, 2 or 3. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Fair values determined by Level 2 inputs utilize inputs other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly. Level 2 inputs include quoted prices for similar assets in active markets, and inputs other than quoted prices that are observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset, and include situations where there is little, if any, market activity for the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset.

The measurement of fair value should be consistent with one of the following valuation techniques: market approach, income approach, and/or cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). For example, valuation techniques consistent with the market approach often use market multiples derived from a set of comparable. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering factors specific to the measurement (qualitative and quantitative). Valuation techniques consistent with the market approach include matrix pricing. Matrix pricing is a mathematical technique used principally to value debt securities without relying exclusively on quoted prices for the specific securities, but rather by relying on a security’s relationship to other benchmark quoted securities. Most of the securities classified as available for sale are reported at fair value utilizing Level 2 inputs. For these securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quoted market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other things. Securities reported at fair value utilizing Level 1 inputs are limited to actively traded equity securities whose market price is readily available from the New York Stock Exchange or the NASDAQ exchange. A few securities are valued using Level 3 inputs, all of these are classified as available for sale and are reported at fair value using Level 3 inputs.

Assets and Liabilities Required to be Measured and Reported on a Non-Recurring Basis

The following tables provide the fair value for assets required to be measured and reported at fair value on a non-recurring basis on the Consolidated Balance Sheet as of March 31, 2025 and September 30, 2024 by level within the fair value hierarchy:

Non-Recurring Fair Value Measurements at Reporting Date (in thousands)
	March 31, 2025
	Level I	Level II	Level III	Total
Foreclosed real estate	$—	$—	$3,667	$3,667
Individually evaluated loans held for investment	—	—	6,877	6,877

	September 30, 2024
	Level I	Level II	Level III	Total
Foreclosed real estate	$—	$—	$3,195	$3,195
Individually evaluated loans held for investment	—	—	7,615	7,615

The following tables present additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value:

	Quantitative Information about Level 3 Fair Value Measurements
(dollars in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Average)
March 31, 2025
Individually evaluated loans held for investment	$6,877	Appraisal of collateral (1)	Appraisal adjustments (2)	0% to 35% (20.7%)
Foreclosed real estate owned	3,667	Appraisal of collateral (1)	Appraisal adjustments (2)	10% to 40% (13.9%)

	Quantitative Information about Level 3 Fair Value Measurements
(dollars in thousands)	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range (Average)
September 30, 2024
Individually evaluated loans held for investment	$7,615	Appraisal of collateral (1)	Appraisal adjustments (2)	0% to 35% (20.8%)
Foreclosed real estate owned	3,195	Appraisal of collateral (1)	Appraisal adjustments (2)	10 to 35% (10.2%)

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various level 3 inputs which are not identifiable.
(2)

Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

Foreclosed real estate is measured at fair value, less cost to sell at the date of foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value, less cost to sell. Income and expenses from operations and changes in valuation allowance are included in the net expenses from foreclosed real estate.

Individually evaluated loans are reported at fair value utilizing level three inputs. For these loans, a review of the collateral is conducted and an appropriate allowance for credit losses is allocated to the loan. At March 31, 2025, 33 individually analyzed loans with a carrying value of $7.0 million were reduced by an ACL totaling $81,000 resulting in a net fair value of $6.9 million based on Level 3 inputs.

At September 30, 2024, 36 impaired loans with a carrying value of $7.6 million were reduced by a specific valuation totaling $2,000 resulting in a net fair value of $7.6 million based on Level 3 inputs.

Assets and Liabilities not Required to be Measured and Reported at Fair Value

The following tables provide the carrying value and fair value for certain financial instruments that are not required to be measured or reported at fair value on the Consolidated Balance Sheet at March 31, 2025 and September 30, 2024 by level within the fair value hierarchy:

	March 31, 2025
(in thousands)	Carrying Value	Level I	Level II	Level III	Total Fair Value
Financial assets:
Investment securities held to maturity	$44,997	$—	$38,590	$—	$38,590
Loans receivable, net	1,757,056	—	—	1,627,778	1,627,778
Mortgage servicing rights	1,100	—	—	1,600	1,600
Financial liabilities:
Deposits	$1,689,754	$1,042,265	$—	$646,486	$1,688,751
Short term borrowings	200,739	—	—	200,071	200,071
Other borrowings	—	—	—	—	—

	September 30, 2024
(in thousands)	Carrying Value	Level I	Level II	Level III	Total Fair Value
Financial assets:
Investment securities held to maturity	$47,378	$—	$41,519	$—	$41,519
Loans receivable, net	1,744,284	—	—	1,635,032	1,635,032
Mortgage servicing rights	1,051	—	—	1,450	1,450
Financial liabilities:
Deposits	$1,629,051	$1,046,990	$—	$581,842	$1,628,832
Short-term borrowings	280,000	—	—	280,000	280,000
Other borrowings	10,000	—	—	10,042	10,042

11.	Accumulated Other Comprehensive Income (Loss)

The activity in accumulated other comprehensive income (loss) for the three and six months ended March 31, 2025 and 2024 is as follows (in thousands):

	Accumulated Other Comprehensive Income/(Loss)
	Defined Benefit Pension Plan	Unrealized Gains (Losses) on Securities Available for Sale	Derivatives	Total
Balance at December 31, 2024	$1,891	$(10,270)	$2,587	$(5,792)

Other comprehensive (loss) income before reclassifications	—	2,954	(1,362)	1,592
Amounts reclassified from accumulated other comprehensive income (loss)	—	—	(861)	(861)

Period change	—	2,954	(2,223)	731

Balance at March 31, 2025	$1,891	$(7,316)	$364	$(5,061)

Balance at December 31, 2023	$66	$(11,296)	$3,944	$(7,286)

Other comprehensive (loss) income before reclassifications	—	(1,052)	2,371	1,319
Amounts reclassified from accumulated other comprehensive (loss) income	—	—	(1,871)	(1,871)

Period change	—	(1,052)	500	(552)

Balance at March 31, 2024	$66	$(12,348)	$4,444	$(7,838)

	Accumulated Other Comprehensive Income/(Loss)
	Defined Benefit Pension Plan	Unrealized Gains (Losses) on Securities Available for Sale	Derivatives	Total
Balance at September 30, 2024	$1,891	$(7,685)	$(771)	$(6,565)

Other comprehensive income (loss) before reclassifications	—	369	3,093	3,462
Amounts reclassified from accumulated other comprehensive income (loss)	—	—	(1,958)	(1,958)

Period change	—	369	1,135	1,504

Balance at March 31, 2025	$1,891	$(7,316)	$364	$(5,061)

Balance at September 30, 2023	$66	$(17,525)	$7,966	$(9,493)

Other comprehensive income (loss) before reclassifications	—	5,177	205	5,382
Amounts reclassified from accumulated other comprehensive income (loss)	—	—	(3,727)	(3,727)

Period change	—	5,177	(3,522)	1,655

Balance at March 31, 2024	$66	$(12,348)	$4,444	$(7,838)

The following table presents significant amounts reclassified out of each component of accumulated other comprehensive income (loss) for the three and six months ended March 31, 2025 and 2024 (in thousands):

	Amount Reclassified from Accumulated Other Comprehensive Income (Loss)
Details About Accumulated Other Comprehensive Income (Loss) Components	Accumulated Other Comprehensive Income (Loss) for the Three Months Ended March 31,		Affected Line Item in the Consolidated Statement of Operations
	2025	2024
Derivatives and hedging activities:
Interest expense, effective portion	$1,089	$2,368	Interest expense
Related income tax expense	(228)	(497)	Income taxes

Net effect on accumulated other comprehensive income (loss) for the period	861	1,871

Total reclassification for the period	$861	$1,871

	Amount Reclassified from Accumulated Other Comprehensive Income (Loss)
	Accumulated Other Comprehensive Income (Loss) For the Six Months Ended March 31,		Affected Line Item in the Consolidated Statement of Operations
	2025	2024
Derivative and hedging activities:
Interest expense, effective portion	$2,478	$4,718	Interest expense
Related income tax expense	(520)	(991)	Income taxes

Net effect on accumulated other comprehensive income (loss) for the period	1,958	3,727

Total reclassification for the period	$1,958	$3,727

12.	Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk, primarily by managing the amount, sources, and duration of its assets and liabilities and through the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to certain variable rate borrowings.

Fair Values of Derivative Instruments on the Consolidated Balance Sheet

The table below presents the fair value of the Company’s derivative financial instruments as of March 31, 2025 and September 30, 2024 (in thousands).

Fair Values of Derivative Instruments Asset Derivatives
	As of March 31, 2025		As of September 30, 2024
Hedged Item	Notional Amount	Fair Value	Notional Amount	Fair Value
FHLB Advances	$200,000	$1,708	$125,000	$2,375
Commercial Loans	100,815	5,878	97,089	5,828

Total	$300,815	$7,586	$222,089	$8,203

Fair Values of Derivative Instruments Liability Derivatives
	As of March 31, 2025		As of September 30, 2024
Hedged Item	Notional Amount	Fair Value	Notional Amount	Fair Value
FHLB Advances	$155,000	$1,243	$255,000	$3,348
Commercial Loans	130,785	5,883	127,497	5,835

Total	$285,785	$7,126	$382,497	$9,183

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest income and expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company has entered into interest rate swaps as part of its interest rate risk management strategy. These interest rate swaps are designated as cash flow hedges and involve the receipt of variable rate amounts from a counterparty in exchange for the Company making fixed payments. As of March 31, 2025, the Company had seventeen interest rate swaps with a notional principal amount of $355.0 million associated with the Company’s cash outflows associated with various FHLB advances and $231.6 million associated with associated with various commercial loans.

For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings), net of tax, and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. The Company assesses the effectiveness of each hedging relationship by comparing the changes in cash flows of the derivative hedging instrument with the changes in cash flows of the designated hedged transactions. The Company did not recognize any hedge ineffectiveness in earnings during the three or six months ended March 31, 2025 and 2024.

Amounts reported in accumulated other comprehensive income (loss) related to derivatives that will be reclassified to interest income/expense as interest payments are made/received on the Company’s variable-rate assets/liabilities. During the three months ended March 31, 2025, the Company had $1.1 million of gains, which resulted in a decrease to interest expense. During the three months ended March 31, 2024, the Company had $2.4 million of gains which resulted in a decrease to interest expense. During the six months ended March 31, 2025, the Company had $2.5 million of gains, which resulted in a decrease to interest expense. During the six months ended March 31, 2024, the Company had $4.7 million of gains which resulted in a decrease to interest expense. During the next twelve months, the Company estimates that $1.1 million will be reclassified as a decrease to interest expense.

The table below presents the effect of the Company’s cash flow hedge accounting on Accumulated Other Comprehensive Income (Loss) for the three and six months ended March 31, 2025 and 2024 (in thousands).

The Effect of Fair Value and Cash Flow Hedge Accounting on Accumulated Other Comprehensive Income (Loss)
Derivatives in Hedging Relationships	(Gain) Loss Recognized in OCI on Derivative (Effective Portion) Three Months Ended March 31,		Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion) Three Months Ended March 31,
Derivatives in Cash Flow Hedging Relationships	2025	2024		2025	2024
Interest Rate Products	$(2,813)	$637	Interest expense	$1,089	$2,368

Total	$(2,813)	$637		$1,089	$2,368

Derivatives in Cash Flow Hedging Relationships	Gain (Loss) Recognized in OCI on Derivative (Effective Portion) Six Months Ended March 31,		Location of Gain or (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Gain (Loss) Recognized in OCI on Derivative (Effective Portion) Six Months Ended March 31,
	2025	2024		2025	2024
Interest Rate Products	$1,440	$(4,458)	Interest expense	$2,478	$4,718

Total	$1,440	$(4,458)		$2,478	$4,718

Credit-risk-related Contingent Features

The Company has agreements with its derivative counterparties that contain a provision where if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

The Company also has agreements with certain of its derivative counterparties that contain a provision where if the Company fails to maintain its status as a well / adequately capitalized institution, then the counterparty could terminate the derivative positions and the Company would be required to settle its obligations under the agreements.

As of March 31, 2025 and September 30, 2024, the Company had no derivatives in a net liability position and was not required to post collateral against its obligations under these agreements. If the Company had breached any of these provisions at March 31, 2025 and September 30, 2024, it could have been required to settle its obligations under the agreements at the termination value.

13.	Contingent Liabilities

Legal Proceedings

The Company and its subsidiaries are subject to various legal actions arising in the normal course of business. In the opinion of Management, the resolution of these legal actions is not expected to have a material adverse effect on the Company’s results of operations.

The Company and its subsidiary, ESSA Bank and Trust (“ESSA B&T”) were named as defendants, among others, in an action commenced on December 8, 2016 by one plaintiff who sought to pursue the suit as a class action on behalf of the entire class of people similarly situated. The plaintiff alleged that a subsidiary of a bank previously acquired by the Company received unearned fees and kickbacks in the process of making loans, in violation of the Real Estate Settlement Procedures Act. In an order dated January 29, 2018, the district court granted the defendants’ motion to dismiss the case. The plaintiff appealed the court’s ruling. In an opinion and order dated April 26, 2019, the appellate court reversed the district court’s order dismissing the plaintiff’s case against the Company and remanded the case to the district court in order to continue the litigation. The litigation is now proceeding before the district court. On December 9, 2019, the court permitted an amendment to the complaint to add two new plaintiffs to the case asserting similar claims. On May 21, 2020, the court granted the plaintiffs’ motion for class certification. Fact and expert discovery were completed, but, as explained below, have recently been re-opened. The Company and ESSA B&T filed motions seeking to have the case dismissed (in whole or in part) and/or the class de-certified, as well as for other relief. Plaintiffs opposed the motions. On August 18, 2023 the Court granted the motions to dismiss as to the Company and ESSA B&T, with the result that the only remaining defendant was a now-dissolved former wholly-owned subsidiary of a previously-acquired company. The Court also amended its class certification order, and severed one of the original plaintiffs’ claims from those of the class, ordering a separate trial for that plaintiff. Plaintiffs sought permission to appeal from these and other related rulings, but the Court denied their request. Plaintiffs then filed a motion seeking relief from some of the Court’s prior orders. On November 20, 2024 the Court granted Plaintiffs’ motion and vacated the prior orders that had granted summary judgment in favor of all defendants except the now-dissolved former wholly-owned subsidiary alleged to have employed the individuals who allegedly violated RESPA. The Court also allowed Plaintiffs additional discovery. The Company and ESSA B&T will continue to vigorously defend against Plaintiffs’ allegations. To the extent that this matter could result in exposure to the Company and/or ESSA B&T, the amount or range of such exposure is not currently estimable but could be substantial.

On May 29, 2020, the Company and ESSA B&T were named as defendants in a second action commenced by three plaintiffs who also sought to pursue the action as a class action on behalf of the entire class of people similarly situated. The plaintiffs allege that a now-dissolved former wholly-owned subsidiary of a bankpreviously acquired by the Company received unearned fees and kickbacks from a different title company than the one involved in the previously discussed litigation in the process of making loans. The original complaint alleged violations of the Real Estate Settlement Procedures Act, the Sherman Act, and the Racketeer Influenced and Corrupt Organizations Act (“RICO”). The plaintiffs filed an Amended Complaint on September 30, 2020 that dropped the RICO claim, but they are continuing to pursue the Real Estate Settlement Procedures Act and Sherman Act claims. The defendants moved to dismiss the Sherman Act claim on October 14, 2020, and that motion was denied on April 2, 2021. On March 13, 2023 the court granted plaintiffs’ motion for class certification. Discovery is now complete. . The Company and ESSA B&T intend to vigorously defend against plaintiffs’ allegations. To the extent that this matter could result in exposure to the Company and/or ESSA B&T, the amount or range of such exposure is not currently estimable but could be substantial.

On February 21, 2025, the Company and ESSA B&T were named as defendants in an action commenced by a plaintiff who had previously been a member of the class of plaintiffs in the first lawsuit described in this Item. As a result of that Court’s subsequent ruling re-defining that class, the plaintiff in this action no longer met the Court-ordered definition for the class membership. The plaintiff alleges that a now-dissolved former wholly-owned subsidiary of a bank previously acquired by the Company received unearned fees and kickbacks, and that he was charged an incorrect title insurance premium in connection with the process of making his loan, allegedly violating the Real Estate Settlement Procedures Act. The plaintiff also seeks to pursue the action as a class action on behalf of the entire class of people similarly situated to him. The Company has not yet been served with the Complaint. The Company and ESSA B&T intend to vigorously defend against plaintiff’s allegations. To the extent that this matter could result in exposure to the Company and/or ESSA B&T, the amount or range of such exposure is not currently estimable but could be substantial.

14.	Revenue Recognition

Management determined that the primary sources of revenue associated with financial instruments, including interest income on loans and investments, along with certain noninterest revenue sources including investment security gains, loan servicing charges, gains on the sale of loans, and earnings on bank owned life insurance are not within the scope of Topic 606.

Noninterest income within the scope of Topic 606 are as follows:

Trust and Investment Fees

Trust and asset management income is primarily comprised of fees earned from the management and administration of trusts and other customer assets. The Company’s performance obligation is generally satisfied over time and the resulting fees are recognized monthly, based upon the month-end market value of the assets under management and the applicable fee rate. Payment is generally received a few days after month end through a direct charge to customer’s accounts. The Company does not earn performance-based incentives. Optional services such as real estate sales and tax return preparation services are also available to existing trust and asset management customers. The Company’s performance obligation for these transactional-based services is generally satisfied, and related revenue recognized, at a point in time (i.e. as incurred). Payment is received shortly after services are rendered.

Service Charges on Deposit Accounts

Service charges on deposit accounts consist of account analysis fees (i.e. net fees earned on analyzed business and public checking accounts), monthly service fees, check orders, and other deposit account related fees. The Company’s performance obligation for account analysis fees and monthly service fees is generally satisfied, and the related revenue recognized, over the period in which the service is provided. Check orders and other deposit account related fees are largely transactional based, and therefore, the Company’s performance obligation is satisfied, and related revenue recognized, at a point in time. Payment for service charges on deposit accounts is primarily received immediately or in the following month through a direct charge to customers’ accounts.

Fees, Exchange, and Other Service Charges

Fees, interchange, and other service charges are primarily comprised of debit card income, ATM fees, cash management income, and other services charges. Debit card income is primarily comprised of interchange fees earned whenever the Company’s debit cards are processed through card payment networks such as Mastercard. ATM fees are primarily generated when a Company cardholder uses a non-Company ATM or a non-Company cardholder uses a company ATM. Other service charges include revenue from processing wire transfers, bill pay service, cashier’s checks, and other services. The Company’s performance obligation for fees, exchange, and other service charges are largely satisfied, and related revenue recognized when the services are rendered or upon completion. Payment is typically received immediately or in the following month.

Insurance Commissions

Insurance income primarily consists of commissions received on product sales. The Company acts as an intermediary between the Company’s customer and the insurance carrier. The Company’s performance obligation is generally satisfied upon the issuance of the policy. Shortly after the policy is issued, the carrier remits the commission payment to the Company, and the Company recognizes the revenue.